Exhibit 99.1

Intelligent Protection Management Corp. Reports Third Quarter 2025 Financial Results

Q3 Total Revenue up approximately 9% from previous quarter to $6.2 million

Cash and Equivalents were $8.3 million, including Restricted Cash of $1.0 million

No Long-Term Debt

JERICHO, NEW YORK / ACCESS Newswire / November 12, 2025 / Intelligent Protection Management Corp. (“IPM,” “we,” “us,” “our” or the “Company”) (Nasdaq: IPM), a managed technology solutions provider focused on enterprise cybersecurity and cloud infrastructure, today announced financial results for the three and nine months ended September 30, 2025.

As previously disclosed, on January 2, 2025, the Company completed its acquisition of Newtek Technology Solutions, Inc. (“NTS”) from NewtekOne, Inc. and the sale of its “Paltalk”, “Camfrog” and “Vumber” applications and certain assets and liabilities related to such applications (the “Transferred Assets”) to Meteor Mobile Holdings, Inc. (together, the “Transactions”). Following the Transactions, the Company’s business is focused on cybersecurity and cloud infrastructure.

For the purposes of this earnings release and the financial information provided herein, revenue and income from operations for the three and nine months ended September 30, 2025 primarily reflect the newly acquired NTS operations, while assets and liabilities related to the Transferred Assets are presented as held for sale/discontinued operations, and the results of operations related to the Transferred Assets are presented as discontinued operations.

Management Discussion

Jason Katz, Chairman and Chief Executive Officer of IPM, said, “Since the completion of the acquisition of NTS on January 2, 2025, we are three quarters into our integration of NTS’s business into our operations, and we are making great progress. From an operating perspective, the third quarter for IPM was very good. Total revenues for Q3 2025 increased 9% to $6.2 million, from $5.7 million in Q2 2025, and although net loss increased slightly by 3% over the prior quarter, we saw a 31% improvement in Adjusted EBITDA loss compared to the second quarter, which delivered on our strategic goal of consistently driving quarterly revenues and improving our bottom line.

“We have significant technological expertise and have competitive advantages over our peers in certain critically important markets including legal, healthcare and finance. Our use of private data centers and private cloud means that our customers were generally not affected by the recent AWS outages, which impacted many public cloud users. At IPM, we don’t just try harder, we protect smarter.” Mr. Katz continued.

“We remain committed to providing our customers a high touch experience with dedicated Technology Managers as a single point of contact, and no voice response, telephonic menus or handing off service calls to agents in call centers in foreign countries. Our clients speak directly to their IPM account team members, and only to those IPM team members that understand our clients’ needs and goals. This is an important IPM customer service advantage.”

“While enterprise cybersecurity and cloud infrastructure represented the bulk of our revenues in Q3 2025, we believe that our procurement, professional services and subscriptions businesses – while less predictable – can make sizable contributions to our overall results in future periods.”

Mr. Katz concluded, “The financial underpinnings of IPM are strong, with a solid cash position and no long-term debt as of September 30, 2025. We continue to solidify the foundations of our managed cybersecurity and cloud infrastructure business, from sales, marketing, accounting, and human capital, to continue to grow in the coming years to benefit our customers, employees and stakeholders. We are excited by the opportunities ahead in 2026 and beyond to grow our company.”

Financial Highlights: Three and Nine Months ended September 30, 2025

For the three months ended September 30, 2025, revenue totaled $6.2 million compared to $0.3 million for the prior year period. On a sequential basis, total revenue increased 9.0% from the second quarter of 2025. Revenue for the nine months ended September 30, 2025, totaled $17.5 million, compared to $0.8 million in the prior year period. Total revenue by revenue stream for the three and nine months ended September 30, 2025, were as follows:

○	Managed information technology revenue was $3.8 million and $10.9 million, respectively.

○	Procurement revenue was $1.7 million and $3.9 million, respectively.

○	Professional services revenue was $0.5 million and $1.9 million, respectively.

○	Subscription revenue was $0.3 million and $0.8 million, respectively.

●	Operating loss from continuing operations for the three months ended September 30, 2025, totaled $1.4 million compared to an operating loss from continuing operations of $1.5 million for the three months ended September 30, 2024. Operating loss from continuing operations for the nine months ended September 30, 2025, totaled $3.9 million compared to operating loss from continuing operations of $3.5 million for the prior nine months ended September 30, 2024.

●	Net loss for the three months ended September 30, 2025, totaled $1.1 million compared to a net loss of $1.5 million for the three months ended September 30, 2024. Net loss for the nine months ended September 30, 2025, totaled $1.3 million compared to a net loss of $2.9 million for the nine months ended September 30, 2024. The reduction in net loss was attributed to IPM recording an income tax benefit during the first quarter of approximately $2.1 million in connection with the Transactions.

●	Adjusted EBITDA[1] for the three months ended September 30, 2025, was negative $0.3 million compared to negative $1.5 million for the three months ended September 30, 2024. Adjusted EBITDA for the nine months ended September 30, 2025, was negative $1.1 million compared to negative $2.9 million for the nine months ended September 30, 2024.

●	As of September 30, 2025, we had no long-term debt and cash and cash equivalents totaled $8.3 million (including $1.0 million of restricted cash).

●	Cash provided by continuing operations for the nine months ended September 30, 2025, was $1.0 million compared to cash used in continuing operations for the nine months ended September 30, 2024, of $0.9 million.

●	IPM reported deferred revenue of $3.5 million for Q3 2025, which will be recognized as revenue in future quarters as products and/or services are installed.

●	The Company had over 9,000 devices under management at September 30, 2025, representing the number of endpoints, servers, and network devices that are outsourced to the Company under managed services agreements.

1Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information.

Third Quarter and Year-to-Date 2025 Operational and Business Highlights:

●	We entered into a reseller agreement with MindsDB, a leading open-source AI platform, to provide to its current and future customers with sophisticated AI capabilities.

●	We initiated a collaboration with IT Ally; a trusted business and technology services provider focused on lower middle-market private equity firms and their portfolio companies.

●	In May 2025, our Board of Directors approved a stock repurchase plan for up to $400,000 of our outstanding common stock, which plan expires on the one-year anniversary of such date. Pursuant to the repurchase plan, we purchased 46,658 shares of common stock during the third quarter of 2025 for an aggregate amount of $88,250.

●	We commenced offering Aura, a leading AI-powered online safety solution for individuals and families, designed to help minimize the impact of data breaches, scams, and other online threats on consumers.

●	Subsequent to the end of the quarter, we initiated our “Heroes Program” to provide a 10% discount on all IPM products and services to all existing and future customers who qualify as Military, First Responder, Healthcare, Teachers, or Veterinary business owners.

Conference Call Access

Date and Time: Tuesday, November 12, 2025, at 4:30 p.m. Eastern Time.

The Company will conduct a conference call for all interested parties today, Wednesday, November 12, 2025, at 4:30 p.m. Eastern Time to discuss its financial results and address stockholder questions submitted in advance of the conference call.

To participate in this call, please dial (888) 506-0062 or (973) 528-0011, access code: 411284 or listen via a live webcast, which is available in the Investors section of the Company’s website at https://investors.ipm.com/ or https://www.webcaster5.com/Webcast/Page/2856/53084.

A replay of the call will be available by visiting https://investors.ipm.com/ for the next 90 days or by calling (877) 481-4010 or (919) 882-2331, replay access code 53084 through Wednesday, November 26, 2025.

If you would like to submit a question, please send an email with your question to IPM@lythampartners.com prior to the call. IPM will do its best to answer all appropriate questions.

About IPM

Intelligent Management Protection Corp. (Nasdaq: IPM) is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM’s other products include ManyCam. IPM has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. Forward-looking statements in this press release may include, but are not limited to, the Company’s expectations of future plans, priorities and focus following the Transactions; the Company’s expectations regarding its procurement, professional services and subscriptions businesses contributing to the Company’s overall results; the Company’s potential growth opportunities; the Company’s plans, objectives, strategies, expectations, and intentions; and other statements that are not statements of historical fact. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; the Company’s ability to operate its secure private cloud through its data centers; the intense competition in the industry in which the Company operates and its ability to effectively compete with existing competitors and new market entrants; the Company’s ability to consummate favorable acquisitions and effectively integrate any companies or businesses that the Company acquires; the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts; the Company’s reliance on a limited number of customers for its revenues and income; the Company’s ability to attract new customers, retain existing customers and sell additional services to customers; the Company’s ability to protect its intellectual property rights; and other events outside of the Company’s control. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

Joe Dorame, Roger Weiss

Lytham Partners, LLC

602-889-9680

E: ipm@lythampartners.com

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,321,303	$10,588,534
Restricted cash	1,025,176	--
Accounts receivable, net of $246,595 allowance	1,442,315	--
Due from related party	25,993	--
Prepaid expense and other current assets	2,061,513	462,422
Operating lease right-of-use assets, net	--	74,490
Employee retention tax credit receivable, net	--	114,212
Assets held for sale – current	--	72,925
Total current assets	11,876,300	11,312,583

Property and equipment, net	638,013	--
Intangible assets, net	8,190,728	1,882,781
Goodwill, net	5,164,501	2,663,229
Operating lease right of use assets, net	1,353,588	--
Other assets	13,937	13,937
Total assets	$27,237,067	$15,872,530

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,283,733	$380,298
Accrued expenses and other current liabilities	731,400	509,759
Operating lease liabilities, current portion	788,138	74,490
Deferred revenue	3,496,847	555,039
Earnout liability	352,000	--
Liabilities held for sale - current	--	2,024,237
Total current liabilities	7,652,118	3,543,823
Operating lease liabilities, non-current portion	564,588	--
Deferred tax liability	257,010	429,045
Total liabilities	8,473,716	3,972,868
Commitments and contingencies
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value, 9,000,000 authorized, 4,000,000 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	4,000	--
Common stock, $0.001 par value, 50,000,000 and 25,000,000 shares authorized, as of September 30, 2025 and December 31, 2024, respectively, 9,878,950 shares issued and 9,085,729 and 9,236,987 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	9,879	9,879
Treasury stock, at cost, 793,221 and 641,963 shares repurchased as of September 30, 2025 and December 31, 2024, respectively	(1,500,385)	(1,199,337)
Additional paid-in capital	44,885,202	36,399,897
Accumulated deficit	(24,635,345)	(23,310,777)
Total stockholders’ equity	18,763,351	11,899,662
Total liabilities and stockholders’ equity	$27,237,067	$15,872,530

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Managed information technology, includes $1,910,957 and $5,427,357 of related party revenue for the three and nine months, respectively	$3,791,746	$--	$10,857,333	$--
Procurement revenue, includes $28,598 and $106,479 of related party revenue for the three and nine months, respectively	1,697,854	--	3,897,634	--
Professional services revenue, includes $38,706 and $146,953 of related party revenue for the three and nine months, respectively	476,198	--	1,891,620	--
Subscription revenue	272,221	275,420	832,069	818,401
Total revenue	6,238,019	275,420	17,478,656	818,401
Costs and expenses, exclusive of depreciation and amortization shown separately below
Costs of revenue	3,076,333	56,339	8,398,445	191,012
Sales, marketing and product development expense	844,463	249,408	2,449,224	772,595
General and administrative expense	2,621,260	1,251,463	8,040,958	2,781,478
Depreciation and amortization	624,544	205,584	1,982,236	616,750
Litigation expenses relating to the Cisco ManyCam Litigation	507,181	--	507,181	--
Total costs and expenses	7,673,781	1,762,794	21,378,044	4,361,835
Operating loss from continuing operations	(1,435,762)	(1,487,374)	(3,899,388)	(3,543,434)
Interest income, net	102,856	157,517	273,176	453,732
Other income, net	--	--	63,750	146,269
Loss from continuing operations before income tax benefit	(1,332,906)	(1,329,857)	(3,562,462)	(2,943,433)
Income tax benefit	249,836	21,968	2,237,894	88,176
Net loss from continuing operations	(1,083,070)	(1,307,889)	(1,324,568)	(2,855,257)
(Loss) from discontinued operations, net of income tax benefit of $1,201 and $100 for the three and nine months ended September 30, 2024	--	(201,361)	--	(80,451)
Net loss	$(1,083,070)	$(1,509,250)	$(1,324,568)	$(2,935,708)

Net loss per share of common stock:
Basic – continuing operations	(0.08)	(0.14)	(0.10)	$(0.31)
Diluted – continuing operations	(0.08)	(0.14)	(0.10)	$(0.31)

Basic – discontinued operations	--	(0.02)	--	$(0.01)
Diluted – discontinued operations	--	(0.02)	--	$(0.01)

Basic	(0.08)	(0.16)	(0.10)	$(0.32)
Diluted	(0.08)	(0.16)	(0.10)	$(0.32)

Weighted average number of shares of Series A Preferred Stock used in calculating net loss per share of Series A Preferred Stock, basic and diluted	4,000,000	--	3,985,348	--
Weighted average number of shares of Common Stock used in calculating net loss per share of Common Stock, basic and diluted	9,108,805	--	9,182,014	--
Basic and diluted net loss per share of Series A Preferred Stock, basic and diluted	$(0.08)	--	$(0.10)	--
Basic and diluted net loss per share of Common Stock, basic and diluted	$(0.08)	--	$(0.10)	--

Weighted average number of shares of Common Stock used in calculating net loss per share of Common Stock:
Basic	13,108,805	9,227,307	13,167,362	9,223,886
Diluted	13,108,805	9,227,307	13,167,362	9,223,886

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,324,568)	$(2,935,708)
Net loss from discontinued operations	—	80,451
Net loss from continuing operations	$(1,324,568)	$(2,855,257)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Amortization of intangible assets	1,602,053	616,750
Amortization of operating lease right-of-use assets	415,661	62,684
Depreciation of property and equipment	380,182	—-
Deferred tax liability	99,881	(88,176)
Income tax liability	(2,321,316)	(14,072)
Stock-based compensation	289,305	124,130
Allowance for credit losses	3,436	—
Changes in operating assets and liabilities, net of acquired assets and disposition:
Accounts receivable	2,136,524	—
Operating lease liabilities	(416,523)	(62,684)
Employee retention tax credit receivable, net	114,212
Prepaid expense and other current assets	(1,164,283)	454,696
Accounts payable, accrued expenses and other current liabilities	1,682,770	812,256
Deferred revenue	(508,192)	25,045
Net cash provided by (used in) operating activities – continuing operations	989,142	(924,628)

Net cash used in operating activities –discontinued operations	—	(627,108)
Net cash provided by (used in) operating activities	989,142	(1,551,736)
Cash flows from investing activities:
Cash paid for acquisition of NTS	(4,000,000)	—
Purchases of fixed assets	(280,149)
Net cash used in investing activities	(4,280,149)	—
Cash flows from financing activities:
Proceeds from sale of Transferred Assets	1,350,000	—
Purchase of treasury stock	(301,048)	—
Proceeds from exercise of employee stock options	—	39,772
Net cash provided by financing activities	1,048,952	39,772
Net decrease in cash and cash equivalents	(2,242,055)	(1,511,964)
Balance of cash and cash equivalents at beginning of period	10,588,534	13,568,049
Balance of cash and cash equivalents at end of period, including restricted cash of $1,025,176 at September 30, 2025	$8,346,479	$12,056,085
Supplemental non-cash disclosure:
Non-cash portion of consideration for acquisition of NTS (Series A Preferred Stock issuance)	$8,200,000	—

Use of Non-GAAP Financial Measures

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, stock-based compensation expense, net loss from discontinued operations and litigation expenses relating to the Cisco ManyCam Litigation (as defined below). Prior to the fiscal quarter ended September 30, 2025, the Company did not exclude litigation expenses related to the Cisco ManyCam Litigation in calculating Adjusted EBTIDA as they were not material. However, after reevaluation, the Company has determined that presenting Adjusted EBITDA without excluding such costs provides less valuable information about the Company’s core operations. As a result, beginning with the fiscal quarter ended September 30, 2025, litigation expenses related to the Cisco ManyCam Litigation are now excluded from the calculation of Adjusted EBITDA. Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; the potentially dilutive impact of stock-based compensation; the provision for income taxes; litigation expenses incurred in connection with our patent defense against Cisco Systems, Inc. and Cisco Technology, Inc. (the “Cisco ManyCam Litigation”); and net loss from discontinued operations. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	September 30, (unaudited)		September 30, (unaudited)
	2025	2024	2025	2024
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(1,083,070)	$(1,307,889)	$(1,324,568)	$(2,855,257)
Net loss from discontinued operations	--	(201,361)	--	(80,451)
Interest income, net	(102,856)	(157,517)	(273,176)	(453,732)
Income tax expense, discontinued operations	--	1,201	--	100
Income tax benefit	(249,836)	(21,968)	(2,237,894)	(88,176)
Other income, net	--	--	(63,750)	(146,269)
Litigation expenses relating to the Cisco ManyCam Litigation	507,181	--	507,181	--
Depreciation and amortization expense	624,544	205,584	1,982,235	616,750
Stock-based compensation expense	43,916	32,569	289,305	124,130
Adjusted EBITDA	$(260,121)	$(1,449,381)	$(1,120,667)	$(2,882,905)